UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 10, 2006

STUDIO ONE MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10196	23-2517953
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona  85260
(Address of principal executive offices) (Zip Code)

(480) 861-1183
(Registrant's telephone number, including area code)

DIMENSIONAL VISIONS INCORPORATED
8777 N. Gainey Center Drive, Suite 191, Scottsdale, Arizona 85258
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Studio One Entertainment Announces Appointment of Award Winning Designer to Complete Interactive Entertainment Kiosk

First production prototype to be completed within 90 days

Scottsdale, ARIZ. (May 11, 2006) - Studio One Media Inc. (OTCBB: SOMD) announced today that its acquisition target, Studio One Entertainment Inc., has contracted with Heuristic Design Labs, Inc. of Phoenix, Arizona, to complete the design and manufacture of its patent pending interactive entertainment kiosk.

The Heuristic design team is led by Randy Stultz, an award winning Industrial designer who has designed and manufactured a diverse array of products and modular store layouts, including, most notably, the modular store design for a 555 store Lens Crafter expansion.

Heuristic design is well known for their creativity in blending art with science, and this unique approach has led to the creation of many interactive retail experiences for consumers. As a turn-key provider, Heuristic design adds significant value as they are responsible for all phases of product introduction, from concept, to design to manufacturing. Heuristic and Randy Stultz have designed products and retail environments for companies such as GunLocke, Watch Premier, Sears/Eyemasters, Gerber Scientific, DuPont, Ford, Lens Crafters and Discovery Zone national stores. Mr. Stultz was also on the design team responsible for the highly acclaimed AMEX trading floor renovation in New York.

Given Heuristic’s unique expertise in both industrial design, as well as the creation of interactive consumer experiences, Studio One is confident that Heuristic will achieve its mission to produce a reliable, user friendly and visually stunning state-of-the-art interactive entertainment Kiosk. Studio One expects that its first production will be completed within 90 days.

The patent pending Studio One Kiosk is a self contained interactive Kiosk designed for installation in shopping malls and other high traffic public areas. The interactive kiosk studio provides the first ever opportunity for the public to record their own video and voice images in a mini, state-of-the-art recording studio environment, and then distribute their own creations to anyone, anywhere in real time, and even submit their work for review by industry talent scouts or to music, modeling and other talent related contests.

This release includes forward-looking statements that can generally be identified by phrases such as the Company or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Other risks and uncertainties include, but are not limited to: general economic conditions and conditions in the markets we address; the substantial losses the company has incurred to date; demand for and market acceptance of new products; successful development of new products; the timing of new product introductions and product quality; the company's ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability of our customers to manage inventory; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation and the demands it may place on the time and attention of company management; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 11, 2006

STUDIO ONE MEDIA, INC.
(f/k/a Dimensional Visions Incorporated)

By:       /s/ Preston J. Shea
Name:  Preston J. Shea
Title:    President